Exhibit 10.20
Life Time Fitness, Inc.
2004 Long-Term Incentive Plan
Non-Incentive Stock Option Agreement

Name of Optionee:

No. of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

Exercise Schedule (Cumulative):

Date(s) of	No. of Shares as to Which
Exercisability	Option Becomes Exercisable

This is a Non-Incentive Stock Option Agreement (the “Agreement”) between Life Time Fitness, Inc., a Minnesota corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.
Recitals
     WHEREAS, the Company maintains the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (the “Plan”);
     WHEREAS, pursuant to the Plan, the Company’s Compensation Committee, a committee of the Board of Directors (the “Committee”), administers the Plan;
     WHEREAS, the Committee has the authority to determine the awards to be granted under the Plan as well as, subject to certain limitations contained in the Plan, the authority to delegate such authority to a subcommittee of the Committee, one or more of the Committee members, one or more officers of the Company, and one or more employees or designate employees of the Company;
     WHEREAS, the Committee, either acting on its own or through certain of its authorized delegates, has determined that the Optionee is eligible to receive an award under the Plan in the form of an incentive stock option (the “Option”);
     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.
Terms and Conditions*
1.	Grant. The Optionee is granted this Option to purchase the number of shares of Common Stock (the “Shares”) specified at the beginning of this Agreement.

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.
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2.	Exercise Price. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant).
3.	Non-Incentive Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code, and shall not be an “incentive stock option” to the extent it does not so qualify.
4.	Exercise Schedule. This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Sections 7(b) and 8 of this Agreement if it has not expired prior thereto.
5.	Expiration. This Option shall expire at the earliest of:
(a)	5:00 p.m. Central Time on the expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant);

(b)	5:00 p.m. Central Time on the expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Agreement); or

(c)	Termination of the Optionee’s employment through discharge for Cause.

In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.
6. Procedure to Exercise Option.
Notice of Exercise. This Option may be exercised by notifying the Company’s outside Plan administrator of Optionee’s intent and complying with all requirements set forth by the Company’s outside Plan administrator. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.
Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:
(a)	Cash (including check, bank draft or money order);

(b)	To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares;

(c)	By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

(d)	By authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the purchase price for the total number of Shares as to which the Option is exercised.
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Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares, or by authorizing the Company to retain Shares upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.
Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.
7.	Employment Requirement. This Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:
(a)	This Option may be exercised for ninety (90) days after the Optionee’s employment by the Company ceases if such cessation of employment is for a reason other than death or Total Disability, but only to the extent that it was exercisable immediately prior to termination of employment, provided that if termination of the Optionee’s employment shall have been for Cause, the Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b)	This Option may be exercised with respect to all Shares subject to this Option within one year after the Optionee’s employment by the Company ceases if such cessation of employment is because of death or Total Disability of the Optionee (all Shares subject to this Option shall become exercisable in full on the date of such death or Total Disability and remain exercisable for such one-year period).
Notwithstanding the above, the Option may not be exercised after it has expired.
8.	Acceleration of Vesting.

Change in Control. In the event of a Change in Control, the Option shall become fully exercisable and vested.

Discretionary Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Option shall be immediately exercisable.
9.	Buy Out of Option Gains in the Event of a Change in Control. As set forth in Section 7(a)(v) of the Plan, in the event of a Change in Control, the Committee shall have the right to elect, in its sole discretion and without the consent of the Optionee, to cancel the Option and to cause the Company to pay to the Optionee the excess of the Fair Market Value of the Shares covered by the Option over the exercise price of the Option, at the date the Committee provides the Buy Out Notice.
10.	Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution.
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11.	No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.
12.	Discretionary Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee (or if the Company does not survive any such transaction, a comparable committee of the board of directors of the surviving corporation) may, but shall not be required to, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the class, number and exercise price of the Option.
13.	Transfer of Shares — Tax Effects. The Optionee hereby acknowledges that if any Shares received pursuant to the exercise of any portion of the Option are sold within two years from the date of grant or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an “incentive stock option” as defined in the Code; and that the Company shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.
14.	Withholding Taxes. The Company shall have the right to require the payment (through withholding from the Optionee’s salary or otherwise) of any federal, state, local or foreign taxes in connection with the exercise of the Option.
15.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.
16.	Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.
17.	Option Subject to Plan, Articles of Incorporation and By-Laws. The Optionee acknowledges that the Option and the exercise thereof is subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.
18.	Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of the Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.
19.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.
20.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).
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     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ___ day of ___, 20___.

OPTIONEE

LIFE TIME FITNESS, INC.

By

Its

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